Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of L3Harris Technologies, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the L3Harris Retirement Savings Plan of our reports dated April 29, 2022, July 29, 2022, and October 31, 2022, relating to the unaudited condensed consolidated interim financial statements of L3Harris Technologies, Inc. that are included in its Forms 10-Q for the quarters ended April 1, 2022, July 1, 2022, and September 30, 2022.

Orlando, Florida
December 14, 2022